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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into Clare, Inc.'s previously filed Registration Statements on Form S-8 (file Nos. 33-94038, 33-94060, 333-15097, 333-61077, and 333-65997).

Boston, Massachusetts
June 21, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS